Exhibit 3.1

Amended and Restated By-Laws
of
FULL HOUSE RESORTS, INC.

ARTICLE I
STOCKHOLDERS MEETINGS

Section 1. Annual Meeting. A meeting of stockholders shall be held annually for the election of directors and the transaction of any other business that may come before the meeting. The time and place of the meeting shall be as determined by the Board of Directors (the "Board") and designated in the Notice of Meeting (pursuant to Article I, Section 3).

Section 2. Special Meetings. Special meetings of the stockholders may be called for any purpose at any time by the Board or at the request in writing of stockholders owning at least forty percent (40%) of the shares entitled to vote (such request, a “Special Meeting Request”). If a Special Meeting Request is made in compliance with this Section 2 and applicable law, within forty-five (45) days of the receipt of the Special Meeting Request, the Corporation will (a) give notice of the special meeting in accordance with Article I, Section 3; (b) issue to the stockholders making the Special Meeting Request a written explanation for the denial of the Special Meeting Request; or (c) if a Special Meeting Request is delivered to the Corporation within 120 days of the anniversary of the previous annual meeting of stockholders, the Board may elect to include on the agenda of the next occurring annual meeting of stockholders identical or substantially similar items contained in the Special Meeting Request and will so notify the stockholders making the Special Meeting Request of such determination.

Section 3. Notice of Meetings. Notice of the place, if any, date, time and means of remote communication, if any, of every meeting of stockholders shall be given by the Corporation not less than ten (10) days nor more than sixty (60) days before the meeting (unless a different time is specified by law) to every stockholder entitled to vote at the meeting. Notices of special meetings shall also specify the purpose or purposes for which the meeting has been called. Except as otherwise provided herein or permitted by applicable law, notice to stockholders shall be in writing and delivered personally or mailed to the stockholders at their address appearing on the books of the Corporation. Without limiting the manner by which notice otherwise may be given effectively to stockholders, notice of meetings may be given to stockholders by means of electronic transmission in accordance with applicable law. Notice of any meeting of stockholders need not be given to any stockholder who shall attend such meeting in person or by proxy and shall not, at the beginning of such meeting, object to the transaction of any business before the meeting because the meeting is not lawfully called or convened, or who shall either before or after the meeting, submit a signed waiver of notice, in person or by proxy. Any stockholder so waiving notice of the meeting shall be bound by the proceedings of the meeting in all respects as if due notice thereof had been given.

Section 4. Adjournments. Unless the Board shall fix after an adjournment a new record date for an adjourned meeting, notice of such adjourned meeting need not be given if the time, place, if any, thereof and the means of remote communication, if any, to which the meeting shall be adjourned is announced at the meeting at which the adjournment is taken. At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

Section 5. Place of Meetings. Meetings of the stockholders may be held at such place, within or without the State of Delaware, as the Board or the officer or other authority calling the same shall specify in the notice of such meeting or in a duly executed waiver of notice thereof. The Board may determine in its sole discretion that the stockholder meeting be held solely by means of remote communication rather than at a physical location. Additionally, any stockholder participating in the meeting of stockholders by means of remote communication will be deemed to have been present in person and may vote at the meeting, subject to certain conditions.

Section 6. Quorum. At all meetings of the stockholders, the holders of forty percent (40%) of the shares entitled to vote shall be present in person or by proxy to constitute a quorum for the transaction of any business. In the absence of a quorum, the holders of a majority of the shares present in person or by proxy and entitled to vote, or, if no stockholder entitled to vote is present, then the Chairman or in his absence any other officer of the Corporation, may adjourn the meeting from time to time. At any such adjourned meeting at which a quorum may be present any business may be transacted which might have been transacted at the meeting as originally called.

Section 7. Conduct of Meetings. The Board may adopt by resolution such rules and regulations for the conduct of the meeting of the stockholders as it shall deem appropriate. At every meeting of the stockholders, the Chairman, or in his or her absence or inability to act, the President, or, in his or her absence or inability to act, the person whom the Chairman shall appoint, shall act as chairman of, and preside at, the meeting. The Secretary or, in his or her absence or inability to act, the person whom the chairman of the meeting shall appoint secretary of the meeting, shall act as secretary of the meeting and keep the minutes thereof. Except to the extent inconsistent with such rules and regulations as adopted by the Board, the chairman of any meeting of the stockholders shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board or prescribed by the chairman of the meeting, may include, without limitation, the following: (a) the establishment of an agenda or order of business for the meeting; (b) the determination of when the polls shall open and close for any given matter to be voted on at the meeting; (c) rules and procedures for maintaining order at the meeting and the safety of those present; (d) limitations on attendance at or participation in the meeting to stockholders of record of the corporation, their duly authorized and constituted proxies or such other persons as the chairman of the meeting shall determine; (e) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (f) limitations on the time allotted to questions or comments by participants.

Section 8. Voting. Except as otherwise provided by statute or the Certificate of Incorporation (including pursuant a duly filed certificate of designation under Delaware law), each holder of record of shares of stock of the Corporation having voting power shall be entitled at each meeting of the stockholders to one vote for every share of stock standing in his name on the record of stockholders of the Corporation on the date fixed for the determination of the stockholders who shall be entitled to notice of and to vote at such meeting. Each stockholder entitled to vote at any meeting may authorize another person or persons to act for him by a proxy signed by such stockholder or his attorney in fact and delivered to the secretary of the meeting at or prior to the time designated in the order of business for so delivering such proxies. No proxy shall be valid after the expiration of three (3) years from the date thereof, unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the stockholder executing it, except in those cases in which it is designated as irrevocable and an irrevocable proxy is permitted by law. Except as otherwise provided by statute, these By-Laws or the Certificate of Incorporation, any corporate action to be taken by a vote of the stockholders shall be authorized by a majority of the total votes cast by the holders of shares present in person or represented by proxy and entitled to vote on such action. Unless required by statute or determined by the chairman of the meeting to be advisable, the vote on any question need not be by written ballot. On a vote by written ballot, each ballot shall be signed by the stockholder voting, or by his proxy, and shall state the number of shares voted.

Section 9. List of Stockholders. The officer of the Corporation who has charge of the stock ledger shall prepare a complete list of the stockholders entitled to vote at any meeting of stockholders (provided, however, if the record date for determining the stockholders entitled to vote is less than ten days before the date of the meeting, the list shall reflect the stockholders entitled to vote as of the tenth day before the meeting date), arranged in alphabetical order, and showing the address of each stockholder and the number of shares of each class of capital stock of the Corporation registered in the name of each stockholder at least ten days before any meeting of the stockholders. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, on a reasonably accessible electronic network if the information required to gain access to such list was provided with the notice of the meeting or during ordinary business hours, at the principal place of business of the Corporation for a period of at least ten days before the meeting. If the meeting is to be held at a place, the list shall also be produced and kept at the time and place of the meeting the whole time thereof and may be inspected by any stockholder who is present. If the meeting is held solely by means of remote communication, the list shall also be open for inspection by any stockholder during the whole time of the meeting as provided by applicable law. Except as provided by applicable law, the stock ledger of the Corporation shall be the only evidence as to who are the stockholders entitled to examine the stock ledger and the list of stockholders or to vote in person or by proxy at any meeting of stockholders.

Section 10. Inspectors. The Board, in advance of any meeting of stockholders, may, and shall if required by law, appoint one or more inspectors, who may be employees of the Corporation, to act at the meeting or any adjournment thereof and make a written report thereof. The Board may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting, the person presiding at the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. The inspectors shall (a) ascertain the number of shares outstanding and the voting power of each, (b) determine the shares represented at the meeting, the existence of a quorum and the validity of proxies and ballots, (c) count all votes and ballots, (d) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors and (e) certify their determination of the number of shares represented at the meeting and their count of all votes and ballots. The inspectors may appoint or retain other persons or entities to assist the inspectors in the performance of their duties. Unless otherwise provided by the Board, the date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting. No ballot, proxies, votes or any revocation thereof or change thereto, shall be accepted by the inspectors after the closing of the polls unless the Court of Chancery of the State of Delaware upon application by a stockholder shall determine otherwise. In determining the validity and counting of proxies and ballots cast at any meeting of stockholders, the inspectors may consider such information as is permitted by applicable law. No person who is a candidate for office at an election may serve as an inspector at such election.

Section 11. Action Without Meeting. Any action required or permitted to be taken at any meeting of the stockholders (including the annual meeting) may, to the extent permitted by applicable law, be taken without a meeting with the written consent of the holders of record of that number of outstanding shares of the Corporation which is then required to authorize such action, provided that such written consent shall be filed with the minutes of proceedings of the stockholders, and provided further that written notice of such action shall be given as required by law to all non-consenting stockholders.

Section 12. Advance Notice of Stockholder Nominations and Proposals.

(a) Timely Notice. At a meeting of the stockholders, only such nominations of persons for the election of directors and such other business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, nominations or such other business must be: (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board or any committee thereof, (ii) otherwise properly brought before the meeting by or at the direction of the Board or any committee thereof, or (iii) otherwise properly brought before an annual meeting by a stockholder who is a stockholder of record of the Corporation at the time such notice of meeting is delivered, who is entitled to vote at the meeting and who complies with the notice procedures set forth in this Section 12. In addition, any proposal of business (other than the nomination of persons for election to the board of directors) must be a proper matter for stockholder action. For business (including, but not limited to, director nominations) to be properly brought before an annual meeting by a stockholder, the stockholder or stockholders of record intending to propose the business (the "Proposing Stockholder") must have given timely notice thereof pursuant to this Section 12(a) or Section 12(c) below, as applicable, in writing to the secretary of the Corporation even if such matter is already the subject of any notice to the stockholders or Public Disclosure. For purposes of this Section 12 “Public Disclosure” shall mean a disclosure made in a press release reported by a national news service or in a document filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Securities Exchange Act of 1934, as amended (“Exchange Act”). To be timely, a Proposing Stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation: (x) not later than the close of business on the 90th day, nor earlier than the close of business on the 120th day in advance of the anniversary of the previous year's annual meeting if such meeting is to be held on a day which is not more than 30 days in advance of the anniversary of the previous year's annual meeting or not later than 70 days after the anniversary of the previous year's annual meeting; and (y) with respect to any other annual meeting of stockholders, the close of business on the tenth (10th) day following the date of Public Disclosure of the date of such meeting. In no event shall the Public Disclosure of an adjournment or postponement of an annual meeting commence a new notice time period (or extend any notice time period).

(b) Stockholder Nominations. For the nomination of any person or persons for election to the Board, a Proposing Stockholder's notice to the secretary of the Corporation shall set forth (i) the name, age, business address and residence address of each nominee proposed in such notice, (ii) the principal occupation or employment of each such nominee, (iii) the number of shares of capital stock of the Corporation which are owned of record and beneficially by each such nominee (if any), (iv) such other information concerning each such nominee as would be required to be disclosed in a proxy statement soliciting proxies for the election of such nominee as a director in an election contest (even if an election contest is not involved) or that is otherwise required to be disclosed, under Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder, (v) the consent of the nominee to being named in the proxy statement as a nominee and to serving as a director if elected, and (vi) as to the Proposing Stockholder: (A) the name and address of the Proposing Stockholder as they appear on the Corporation's books and of the beneficial owner, if any, on whose behalf the nomination is being made, (B) the class and number of shares of the Corporation which are owned by the Proposing Stockholder (beneficially and of record) and owned by the beneficial owner, if any, on whose behalf the nomination is being made, as of the date of the Proposing Stockholder's notice, (C) a description of any agreement, arrangement or understanding with respect to such nomination between or among the Proposing Stockholder and any of its affiliates or associates, and any others (including their names) acting in concert with any of the foregoing, (D) a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of the Proposing Stockholder's notice by, or on behalf of, the Proposing Stockholder or any of its affiliates or associates, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of the Proposing Stockholder or any of its affiliates or associates with respect to shares of stock of the Corporation, (E) a representation that the Proposing Stockholder is a holder of record of shares of the Corporation entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice, and (F) a representation whether the Proposing Stockholder intends to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation's outstanding capital stock required to approve the nomination and/or otherwise to solicit proxies from stockholders in support of the nomination. With respect to each person, if any, whom the stockholder proposes to nominate for election or reelection to the Board, a Proposing Stockholder must, in addition to the matters set forth above, include (i) a written certification by such nominee that he or she knows of no reason why any federal, state, local, tribal or other governmental agency regulating any form of gaming (“Gaming Authority”) that has, or may have, jurisdiction over the Corporation, would not find him or her "suitable" or licensable, (ii) a written representation and agreement by such nominee that he or she shall deliver all required Gaming Authority forms within 10 days of election at such nominee's sole cost and expense, including any investigative costs and expenses, and (iii) a written representation by such nominee that he or she will cooperate fully with any and all Gaming Authority investigations. The Corporation may require any proposed nominee to furnish such other information as it may reasonably require in order to determine the eligibility of such proposed nominee to serve as an independent director of the Corporation or that could be material to a reasonable stockholder's understanding of the independence, or lack thereof, of such nominee.

(c) Other Stockholder Proposals. For all business other than director nominations, a Proposing Stockholder's notice to the secretary of the Corporation shall set forth as to each matter the Proposing Stockholder proposes to bring before the annual meeting: (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) any other information relating to such stockholder and beneficial owner, if any, on whose behalf the proposal is being made, required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for the proposal and pursuant to and in accordance with Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder and (iii) the information required by this Section 12(b)(vi) above.

(d) Proxy Rules. The foregoing notice requirements of Section 12(c) shall be deemed satisfied by a stockholder with respect to business other than a nomination if the stockholder has notified the Corporation of his, her or its intention to present a proposal at an annual meeting in compliance with the applicable rules and regulations promulgated under Section 14(a) of the Exchange Act and such stockholder's proposal has been included in a proxy statement that has been prepared by the Corporation to solicit proxies for such annual meeting.

(e) Special Meetings of Stockholders. Nominations of persons for election to the Board may be made at a special meeting of stockholders, which has been called and held pursuant to the requirements of Section 2, and at which directors are to be elected pursuant to the Corporation's notice of meeting (i) by or at the direction of the Board or any committee thereof, or (ii) by any stockholder of the Corporation, who is a stockholder of record at the time the notice provided for in this Section 12 is delivered to the secretary of the Corporation, who is entitled to vote at the meeting and upon such election and who complies with the notice procedures set forth in this Section 12. In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board , any such stockholder entitled to vote in such election of directors may nominate a person or persons (as the case may be) for election to such position(s) as specified in the Corporation’s notice of meeting, if the stockholder's notice required by this Section 12 shall be delivered to the secretary at the principal executive offices of the Corporation not later than the close of business on the 90th day prior to such special meeting and not earlier than the close of business on the later of the 120th day prior to such special meeting or the tenth (10th) day following the date of Public Disclosure of the date of the special meeting and of the nominees proposed by the board of directors to be elected at such meeting. In no event shall the Public Disclosure of an adjournment or postponement of a special meeting commence a new time period (or extend any notice time period).

(f) Effect of Noncompliance. Notwithstanding anything in these By-laws to the contrary: (i) no nominations shall be made or business shall be conducted at any annual meeting except in accordance with the procedures set forth in this Section 12, and (ii) unless otherwise required by law, if a Proposing Stockholder intending to propose business or make nominations at an annual meeting pursuant to this Section 12 does not provide the information required under this Section 12 to the Corporation promptly following the later of the record date or the date notice of the record date is first publicly disclosed, or the Proposing Stockholder (or a qualified representative of the Proposing Stockholder) does not appear at the meeting to present the proposed business or nominations, such business or nominations shall not be considered, notwithstanding that proxies in respect of such business or nominations may have been received by the Corporation. The requirements of this Section 12 shall apply to any business or nominations to be brought before an annual meeting by a stockholder whether such business or nominations are to be included in the Corporation's proxy statement pursuant to Rule 14a-8 of the Exchange Act or presented to stockholders by means of an independently financed proxy solicitation. The requirements of the Section 12 are included to provide the Corporation notice of a stockholder's intention to bring business or nominations before an annual meeting and shall in no event be construed as imposing upon any stockholder the requirement to seek approval from the Corporation as a condition precedent to bringing any such business or make such nominations before an annual meeting.

ARTICLE II
BOARD OF DIRECTORS

Section 1. General Powers. The business and affairs of the Corporation shall be managed by the Board. The Board may exercise all such authority and powers of the Corporation and do all such lawful acts and things as are not by statute or the Certificate of Incorporation required to be exercised or done by the stockholders.

Section 2. Number, Qualifications, Election and Term of Office. The number of directors of the Corporation shall be fixed from time to time, within the limits specified by the Certificate of Incorporation, by resolution of the Board; provided, however, no director’s term shall be shortened by reason of a resolution reducing the number of directors. All directors shall be of full age. Directors need not be stockholders. The directors shall be elected at the annual meeting of stockholders or, if action by the stockholders without a meeting is permitted by applicable law, the directors may be elected by consent of the holders of that number which would be sufficient to elect the directors at the annual meeting. Each director shall hold office until the next annual meeting of stockholders and until his successor shall have been duly elected and qualified, or until his death, resignation or removal.

Section 3. Place of Meetings. Meetings of the Board may be held at such place, within or without the State of Delaware, as the Board may from time to time determine or as shall be specified in the notice or waiver of notice of such meeting. Any or all directors may participate in any meeting by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting by such means shall constitute presence in person at such meeting.

Section 4. First Meeting. The Board shall meet for the purpose of organization, the election of officers and the transaction of other business, as soon as practicable after each annual meeting of stockholders, on the same day and at the same place where such annual meeting shall be held. Notice of such meeting need not be given.

Section 5. Regular Meetings. Regular meetings of the Board shall be held at such time and place as the Board may from time to time determine. If any day fixed for a regular meeting shall be a legal holiday at the place where the meeting is to be held, then the meeting which would otherwise be held on that day shall be held at the same hour on the next succeeding business day. Notice of regular meetings of the Board need not be given except as otherwise required by statute or these By-Laws.

Section 6. Special Meetings. Special meetings of the Board may be held at such times and at such places as may be determined by the Chairman or the President on at least 24 hours' notice to each director given by one of the means specified in Section 7 hereof other than by mail or on at least three days' notice if given by mail. Special meetings shall be called by the Chairman or the President in like manner and on like notice on the written request of any two or more directors.

Section 7. Notice of Meetings. Notice of each special meeting (and of each regular meeting for which notice shall be required) shall be given by the Secretary as hereinafter provided in this Section 7, in which notice shall be stated the time and the place (within or without the State of Delaware) of the meeting. Notice of each meeting shall be delivered to each director either personally or by telephone, mail addressed to such director at such director's address as it appears on the records of the Corporation, facsimile, e-mail or by other means of electronic transmission, at least twenty-four (24) hours before the time at which such meeting is to be held or by first class mail, postage prepaid, addressed to him at his residence, or usual place of business, at least three days before the day on which such meeting is to be held. Notice of any such meeting need not be given to any director who shall, either before or after the meeting, submit a signed waiver of notice or who shall attend such meeting without protesting, prior to or at its commencement, the lack of notice to him. Except as otherwise specifically required by statute or the Certificate of Incorporation or these By-Laws, a notice or waiver of notice of any regular or special meeting need not state the purposes of such meeting.

Section 8. Quorum and Manner of Acting. A majority of the entire Board shall be present in person at any meeting of the Board in order to constitute a quorum for the transaction of business at such meeting and, except as otherwise expressly required by statute, the Certificate of Incorporation or these By-Laws, the act of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board. In the absence of a quorum at any meeting of the Board, a majority of the directors present thereat, or if no director be present the Secretary, may adjourn such meeting to another time and place, or such meeting, unless it be the first meeting of the Board, need not be held. At any adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally called. Except as provided in Article III of these By-Laws, the directors shall act only as a Board, and the individual directors shall have no power as such.

Section 9. Organization. At each meeting of the Board, the Chairman or, in his absence or inability to act the President, or in the absence of both of them any director chosen by a majority of the directors present, shall act as chairman of the meeting and preside thereat. The Secretary or, in his absence or inability to act, any person appointed by the Chairman of the meeting, shall act as secretary of the meeting and keep the minutes thereof.

Section 10. The Chairman. If a Chairman shall be elected, he shall preside, if present, at each meeting of the Board and stockholders and shall be an ex-officio member of all committees of the Board, except, in the case of any committee of the Board that is required under applicable law, regulation or charter, to consist solely of independent directors, the Chairman will only be an ex-officio member of such committee if he or she meets the applicable requirement of independence for such committee. He shall perform all duties incident to the office of Chairman and all such other duties as from time to time may be assigned to him by the Board or these By-Laws. If no Chairman shall be elected, the President shall have the privileges and responsibilities set forth in this Section 10.

Section 11. Resignations. Any director of the Corporation may resign at any time by notice given in writing or by electronic transmission to the Chairman or the Secretary. Any such resignation shall take effect at the time specified therein or, if the time when it shall become effective shall not be specified therein, immediately upon its receipt; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 12. Vacancies. Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director, and the directors so chosen shall hold office, unless sooner removed, until the next annual election and until their successors are duly elected and qualified. If there are no directors in office, then an election of directors may be held in the manner provided in these By-Laws. When one or more directors shall resign from the Board, effective at a future date, a majority of directors then in office, including those who have so resigned, shall have the power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each director so chosen shall hold office as provided in this section in the filling of other vacancies.

Section 13. Removal of Directors. Except as otherwise provided in the Certificate of Incorporation or by law, any director may be removed, either with or without cause, at any time, at a special meeting of the stockholders called for that purpose, and the vacancy in the Board caused by any such removal may be filled by the remaining directors or by the stockholders.

Section 14. Compensation. The Board shall have authority to fix the compensation, including fees and reimbursement of expenses, of directors for services to the Corporation in any capacity, provided no such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

Section 15. Action Without Meeting. Any action required or permitted to be taken at any meeting of the Board may be taken without a meeting if all members of the Board consent thereto in writing or by electronic transmission, and the writings or electronic transmissions are filed with the minutes of proceedings of the Board of Directors in accordance with applicable law.

Section 16. Adjourned Meetings. A majority of the directors present at any meeting of the Board, including an adjourned meeting, whether or not a quorum is present, may adjourn and reconvene such meeting to another time and place. At least 24 hours' notice of any adjourned meeting of the Board shall be given to each director whether or not present at the time of the adjournment, if such notice shall be given by one of the means specified in Section 16 hereof other than by mail, or at least three days' notice if by mail. Any business may be transacted at an adjourned meeting that might have been transacted at the meeting as originally called.

Section 17. Disqualified Directors.  For purposes of Article Fifth, Section 4, of the Certificate of Incorporation, the determination of whether a person “whose membership on the Board of Directors could reasonably result in” such person becoming  a “Disqualified Director” shall be made by a majority of the Board, excluding the vote of the potential Disqualified Director, at a meeting where such matter is one of the stated purposes of the meeting, and not by written consent, and the decision of the Board shall be within the Board’s sole and absolute discretion.   This will only be required where there has not already been a finding by a Gaming Authority or other failure described in subparagraphs (i)(A), (i)(B), (ii), or (iii) of Article Fifth, Section 4, of the Certificate of Incorporation , in which case such person is already a Disqualified Director.

ARTICLE III
EXECUTIVE AND OTHER COMMITTEES

Section 1. Executive and Other Committees. The Board may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee; provided, however, that in the absence or disqualification of any member of such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member. Any member of any committee, or any alternate or substitute member of any committee, may participate in any meeting of such committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting by such means shall constitute presence in person at the meeting. Any such committee, to the extent provided in the resolutions creating the same shall have and may exercise the powers of the Board in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it, but no such committee shall have the power or authority to: amend the Certificate of Incorporation, adopt an agreement of merger or consolidation, recommend to the stockholders the sale, lease or exchange of all or substantially all of the Corporation’s property and assets, recommend to the stockholders a dissolution of the Corporation or a revocation of a dissolution, or amend the By-Laws of the Corporation; and, unless the resolution creating the same so provides, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock. Each committee shall keep written minutes of its proceedings and shall report such minutes to the Board when required. All such proceedings shall be subject to alteration or revision by the Board; provided, however, that third parties shall not be prejudiced by such revision or alteration.

Section 2. General. A majority of any committee may determine its action and fix the time and place of its meetings, and the manner of giving notice, if any, of regular meetings thereof, unless the Board shall otherwise provide. Notice of each special meeting of any committee shall be given to each member of the committee in the manner provided for in Article II, Section 7. Unless the Board shall otherwise provide, any action required or permitted to be taken at any meeting of any committee may be taken without a meeting if all of the members of any such committee consent thereto in writing, such writing or writings shall be filed with the minutes of proceedings of such committee. The Board shall have the power at any time to fill vacancies in, to change the membership of, or to dissolve any such committee. Nothing herein shall be deemed to prevent the Board from appointing one or more committees consisting in whole or in part of persons who are not directors of the Corporation; provided, however, that no such committee shall have or may exercise any authority of the Board.

ARTICLE IV
OFFICERS

Section 1. Number and Qualifications. The officers of the Corporation may include the Chairman of the Board if a Chairman shall be elected and shall include the President, one or more Vice Presidents (one of whom may be designated Executive Vice President), the Treasurer and the Secretary. Any two or more offices may be held by the same person, but the same person shall not be both President and Secretary. Such officers shall be elected from time to time by the Board, each to hold office until the meeting of the Board following the next annual meeting of the stockholders, or until his successor shall have been duly elected and shall have qualified, or until his death, or until he shall have resigned, or have been removed, as herein provided in these By-Laws, but no such election shall of itself create contract rights in any such officer. The Board may from time to time elect, or the President may appoint, such other officers (including one or more Assistant Vice Presidents, Assistant Secretaries and Assistant Treasurers), and such agents, as may be necessary or desirable for the business of the Corporation. Such other officers and agents shall have such duties and shall hold their offices for such terms as may be prescribed by the electing or appointing authority.

Section 2. Resignations. Any officer of the Corporation may resign at any time by giving written notice of his resignation to the Board, the President or the Secretary. Any such resignation shall take effect at the time specified therein or, if the time when it shall become effective shall not be specified therein, immediately upon its receipt; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 3. Removal. Any officer or agent of the Corporation may be removed, either with or without cause, at any time, by the vote of the majority of the entire Board at any meeting of the Board or, except in the case of an officer or agent elected or appointed by the Board, by the Chairman or the President. Such removal shall be without prejudice to the contractual rights, if any, of the person so removed.

Section 4. Vacancies. A vacancy in any office, whether arising from death, resignation, removal or any other cause, may he filled for the unexpired portion of the term of the office which shall be vacant, in the manner prescribed in these By-Laws for the regular election to such office.

Section 5. The President. The President shall be the chief operating and administrative officer of the Corporation and shall have general and active management of the day-to-day business of the Corporation and general and active supervision and direction over the other officers, agents and employees of the Corporation and shall see that their duties are properly performed, subject, however, to the control of the Chairman. The President shall perform all duties incident to the office of President and chief operating and administrative officer and such other duties as from time to time may be assigned to him by the Board or the Chairman, or by these By-Laws.

Section 6. Vice Presidents. Each Vice President shall have such powers and perform all such duties as from time to time may be assigned to him by the Board or the President.

Section 7. The Treasurer. The Treasurer shall:

(a) have charge and custody of, and be responsible for, all the funds and securities of the Corporation;

(b) keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and have control of all books of account of the Corporation;

(c) cause all moneys and other valuables to be deposited to the credit of the Corporation in such depositaries as may be designated by the Board;

(d) receive, and give receipts for, moneys due and payable to the Corporation from any source whatsoever;

(e) disburse the funds of the Corporation and supervise the investment of its funds as ordered or authorized by the Board;

(f) render to the President (and the Board whenever the Board may require) an account of the financial condition of the Corporation; and

(g) in general, perform all of the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the Board or the President.

Section 8. The Secretary. The Secretary shall:

(a) keep or cause to be kept in one or more books provided for the purpose, the minutes of all meetings of the Board, the committees of the Board and the stockholders;

(b) see that all notices are duly given in accordance with the provisions of these By-Laws and as required by law;

(c) be custodian of the records and the seal of the Corporation and affix and attest the seal to all stock certificates of the Corporation (unless the seal of the Corporation on such certificates shall be a facsimile, as hereinafter provided) and affix and attest the seal to all other documents to be executed on behalf of the Corporation under its seal;

(d) see that the books, reports, statements, certificates and other documents and records required by law to be kept and filed are properly kept and filed; and

(e) in general, perform all the duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the Board or the President.

Section 9.  Officers’ Bonds or Other Security. If required by the Board, any officer of the Corporation shall give a bond or other security for the faithful performance of his duties, in such amount and with such sureties as the Board may require.

Section 10. Compensation. The compensation of the officers of the Corporation for their services as such officers shall be fixed from time to time by the Board; provided, however, that the Board may delegate to the President the power to fix the compensation of officers and agents appointed by the President. An officer of the Corporation shall not be prevented from receiving compensation by reason of the fact that he is also a director of the Corporation.

Section 11. Duties of Officers May Be Delegated. In case any officer is absent, or for any other reason that the Board may deem sufficient, the Chairman or the Board may delegate for the time being the powers or duties of such officer to any other officer or to any director.

ARTICLE V
INDEMNIFICATION

The Corporation shall indemnify and shall advance expenses on behalf of its officers and directors to the fullest extent permitted by law in existence either now or hereafter.

ARTICLE VI
CONTRACTS, CHECKS, BANK ACCOUNTS, ETC.

Section 1. Execution of Contracts. Except as otherwise required by statute, the Certificate of Incorporation or these By-Laws, any contract or other instrument may be executed and delivered in the name and on behalf of the Corporation by such officer or officers (including any assistant officer) of the Corporation as the Board may from time to time direct. Such authority may be general or confined to specific instances as the Board may determine.

Section 2. Loans. No officer shall effect loans or advances for the Corporation from any bank, trust company or other institution, or from any firm, corporation or individual, or on account of such loans make, execute or deliver any promissory note, bond or other evidence of indebtedness of the Corporation, or mortgage, pledge, hypothecate or transfer otherwise than in the ordinary course of business of the Corporation any securities or other property of the Corporation, except when authorized by the Board.

Section 3. Checks Drafts, Etc. All checks, drafts, bills of exchange and other orders for the payment of money out of the funds of the Corporation, and all notes or other evidences of indebtedness of the Corporation, shall be signed in the name and on behalf of the Corporation by such persons as shall from time to time be authorized by the Board.

Section 4. Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositaries as the Board may from time to time designate or as may be designated by any officer or officers of the Corporation to whom such power of designation may from time to time be delegated by the Board. For the purpose of deposit and for the purpose of collection for the account of the Corporation, checks, drafts and other orders for the payment of money which are payable to the order of the Corporation may be endorsed, assigned and delivered by any officer or agent of the Corporation, or in such other manner as the Board may determine by resolution.

Section 5. General and Special Financial Accounts. The Board may from time to time authorize the opening and keeping of general and special accounts with such banks, trust companies or other depositories, and with such brokerage firms and other financial institutions, as the Board may designate or as may be designated by any officer or officers of the Corporation to whom such power of designation may from time to time be delegated by the Board. The Board may make such special rules and regulations with respect to such accounts, not inconsistent with the provisions of these By-Laws, as it may deem expedient.

Section 6. Proxies. The President, or any agent that the President may from time to time appoint, may, in the name and on behalf of the Corporation cast the votes which the Corporation may be entitled to cast at meetings of the holders of the stock or other securities of other corporations or business entities, or consent in writing, in the name of the Corporation as such holder, to any action by other corporations or business entities, and, in the case of an agent appointed by the President, may instruct the agent so appointed as to the manner of casting such votes or giving such consent, and may execute or cause to be executed in the name and on behalf of the Corporation and under its corporate seal or otherwise, all such written waivers, proxies or other instruments as may be deemed necessary or proper in the premises.

ARTICLE VII
SHARES, ETC.

Section 1. Stock Certificates. Each holder of stock of the Corporation shall be entitled to have a certificate, in such form as shall be approved by the Board, certifying the number of shares of stock of the Corporation owned by him; provided, however, that the Board may authorize the issuance of uncertificated shares of some or all of any or all classes or series of the Corporation’s stock. The certificates representing shares of stock shall be signed in the name of the Corporation by the President and by the Secretary and sealed with account of the alleged loss, theft, or destruction of any such certificate, or the issuance of a new certificate. Anything herein to the contrary notwithstanding, the Board, in its absolute discretion, may refuse to issue any such new certificate, except pursuant to legal proceedings under the laws of the State of Delaware.

Section 2. Books of Account and Record of Stockholders. Any records maintained by the Corporation in the regular course of its business, including its stock ledger, books of account and minute books, may be maintained on any information storage device or method; provided that the records so kept can be converted into clearly legible paper form within a reasonable time. The Corporation shall so convert any records so kept upon the request of any person entitled to inspect such records pursuant to applicable law. The stock record books and the blank stock certificate books shall be kept by the Secretary or by any other officer or agent designated by the Board.

Section 3. Transfers of Shares. Transfers of shares of stock of the Corporation shall be made on the stock records of the Corporation only on authorization by the registered holder thereof, or by his attorney “hereunto authorized by power of attorney duly executed and filed with the Secretary or with a transfer agent or transfer clerk, and on surrender of the certificate or certificates for such shares (in the case of certificated shares) properly endorsed or accompanied by a duly executed stock transfer power and the payment of all taxes thereon. Except as otherwise provided by law, the Corporation shall be entitled to recognize the exclusive right of a person in whose name any share or shares stand on the record of stockholders as the owner of such share or shares for all purposes, including, without limitation, the rights to receive dividends or other distributions, and to vote as such owner, and the Corporation may hold any such stockholder of record liable for calls and assessments and the Corporation shall not be bound to recognize any equitable or legal claim to or interest in any such share or shares on the part of any other person whether or not it shall have express or other notice thereof. Whenever any transfers of shares shall be made for collateral security and not absolutely, and both the transferor and transferee request the Corporation to do so, such fact shall be stated in the entry of transfer.

Section 4. Regulations. The Board may make such additional rules and regulations, not inconsistent with these By-laws, as it may deem expedient concerning the issue, transfer and registration of certificates for shares of stock of the Corporation. It may appoint, or authorize any officer or officers to appoint, one or more transfer agents, transfer clerks or registrars, and may require all certificates for shares of stock to bear the signature or signatures of any of them.

Section 5. Lost, Destroyed or Mutilated Certificates. The holder of any certificate representing shares of stock of the Corporation shall immediately notify the Corporation of any loss, destruction or mutilation of such certificate, and the Corporation may issue a new certificate in the place of any certificate theretofore issued by it which the owner thereof shall allege to have been lost, stolen or destroyed or which shall have been mutilated, and the Board may, in its discretion, require such owner or his legal representatives to give to the Corporation a bond in such sum, limited or unlimited, and in such form and with such surety or sureties as the Board in its absolute discretion shall determine, to indemnify the Corporation against any claim that may be made against it on account of the alleged loss, theft, or destruction of any such certificate, or the issuance of a new certificate. Anything herein to the contrary notwithstanding, the Board, in its absolute discretion, may refuse to issue any such new certificate, except pursuant to legal proceedings under the laws of the State of Delaware.

Section 6. Fixing of Record Date. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion, exchange of stock or for the purpose of any other lawful action, the Board may fix, in advance, a record date, which shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action. If no record date is fixed: (1) the record date for determining stockholders entitled to notice of or to vote at any meeting of stockholders shall be the close of business on the date next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held, (2) the record date for determining stockholders entitled to express consent to corporate action in writing without a meeting, when no prior action by the Board is necessary, shall be the day on which the first written consent is expressed, and (3) the record date for determining stockholders for any other purpose shall be the close of business on the day on which the Board adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.

ARTICLE VIII
OFFICES

The Corporation may also have an office or offices other than its registered office at such place or places, either within or without the State of Delaware, as the Board shall from time to time determine or the business of the Corporation may require.

ARTICLE IX
FISCAL YEAR

The fiscal year of the corporation shall be determined by the Board.

ARTICLE X
SEAL

The Board shall provide a corporate seal, which shall be in the form of two concentric circles and bear the name of the Corporation, the year of incorporation and the words “Corporate Seal-Delaware”.

ARTICLE XI
GENERAL PROVISIONS

Section 1. Conflict with Applicable Law or Certificate of Incorporation. These By-laws are adopted subject to any applicable law and the Certificate of Incorporation. Whenever these By-laws may conflict with any applicable law or the Certificate of Incorporation, such conflict shall be resolved in favor of such law or the Certificate of Incorporation.

Section 2. Forum Selection. To the fullest extent permitted by law, and unless the Corporation consents in writing to an alternative forum, any or all internal corporate claims shall be brought solely and exclusively in the Court of Chancery of the State of Delaware or the Eighth Judicial District Court of Clark County of the State of Nevada. "Internal corporate claims" means claims, including claims in the right of the corporation, (i) that are based upon a violation of a duty by a current or former director or officer or stockholder in such capacity, or (ii) any action arising pursuant to any provision of the Delaware General Corporation Law.

ARTICLE XII
AMENDMENTS

These By-Laws may be amended or repealed or new by-laws may be adopted at any annual or special meeting of the stockholders by a majority of the total votes of the stockholders present in person or represented by proxy and entitled to vote on such action, provided, however, that the notice of such meeting shall have been given as provided in these By-Laws. These By-Laws may also be amended or repealed or new by-laws may be adopted by the Board at any meeting thereof; provided, that notice of such meeting shall have been given as provided in these By-Laws; and provided further, however, that the by-laws adopted by the Board may be amended or repealed by the stockholders as hereinabove provided.

I certify that the within By-laws of Full House Resorts, Inc. are true and accurate and effective as of this 10th day of May 2016.

/s/ Elaine Guidroz
Elaine Guidroz
Secretary